2023 Fourth Quarter and Full Year Results Earnings Presentation

GCM GROSVENOR | 2 GCM Grosvenor Reports Q4 and Full Year 2023 Results CHICAGO, February 13, 2024 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the fourth quarter and full year ended December 31, 2023. Dividend GCM Grosvenor's Board of Directors approved a $0.11 per share dividend payable on March 15, 2024 to shareholders on record March 1, 2024. Conference Call Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public- shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register. The call can also be accessed by dialing (888) 224-1005 / (929) 477-0402 and using the passcode: 8018339. About GCM Grosvenor GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $77 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform. GCM Grosvenor’s experienced team of approximately 540 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com. “2023 was a strong year against a tough backdrop,” said Michael Sacks, Chairman and Chief Executive Officer of GCM Grosvenor. “We see significant opportunity in front of us and look forward to realizing it for our clients, shareholders and team members.”

GCM GROSVENOR | 3 THIS PRESENTATION CONTAINS CERTAIN FORWARD- LOOKING STATEMENTS within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward- looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 23, 2023 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward Looking Statements Media Contacts Tom Johnson and Abigail Ruck H/Advisors Abernathy tom.johnson@h-advisors.global/ abigail.ruck@h-advisors.global 212-371-5999 Public Shareholders Contact Stacie Selinger Head of Investor Relations sselinger@gcmlp.com 312-506-6583

Fourth Quarter and Full Year 2023 Results

- **Private Markets was a key growth driver**, with FPAUM **increasing 9%** over prior year and management fees **increasing 9%** over both prior year QTD and YTD
- **Solid results for the quarter and year**
  - Fourth quarter and full year 2023 **GAAP Net Income attributable to GCM Grosvenor Inc.** was $3.3 million and $12.8 million, respectively
  - Fourth quarter **Fee-Related Earnings increased 23% and 9%** over prior year QTD and prior year YTD, respectively
  - Fourth quarter **Adjusted Net Income increased 48% and 9%** over prior year QTD and prior year YTD, respectively
- GCM Grosvenor's Board of Directors **approved an additional $25 million share repurchase authorization** in February 2024

$bn	DECEMBER 31, 2022	DECEMBER 31, 2023	% CHANGE VS Q4 22
AUM	$ 73.7	$ 76.9	4 %
FPAUM	58.9	61.7	5 %
Private Markets FPAUM	36.9	40.3	9 %
Absolute Return Strategies FPAUM	22.0	21.4	(3)%
CNYFPAUM	7.6	7.3	(4)%

$mm	THREE MONTHS ENDED DECEMBER 31, 2023	% CHANGE VS Q4 22	TWELVE MONTHS ENDED DECEMBER 31, 2023	% CHANGE VS YTD Q4 22
GAAP Revenue	$ 116.6	17 %	$ 445.0	— %
GAAP net income attributable to GCM Grosvenor Inc.	3.3	(26)%	12.8	(36)%
Fee-Related Revenue[1]	92.8	3 %	365.5	1 %
Private Markets Management Fees[1]	55.1	9 %	214.3	9 %
Absolute Return Strategies Management Fees[1]	36.2	(5)%	146.6	(8)%
Fee-Related Earnings	40.3	23 %	139.9	9 %
Adjusted EBITDA	49.7	40 %	162.2	9 %
Adjusted Net Income[2]	32.4	48 %	103.2	9 %

1-2. See Notes towards the end of the document.

GCM GROSVENOR | 4

GCM GROSVENOR | 5 52 Years of Alternative Asset Management Investing Real Estate $6.1bn Absolute Return $22.4bn Private Equity $29.4bn Sustainable / Impact $26.3bn Alternative Credit $13.2bn Infrastructure $13.9bn 3-4. See Notes towards the end of the document. $77bn AUM4 1971 73% 538 177 First year in business of AUM in customized separate accounts Employees3 Investment professionals SEEDING/ STAKES DIRECT PRIMARY SECONDARY CO-INVEST

GCM GROSVENOR | 6 Growth in Key Business Drivers December 31, 2020 December 31, 2023 Growing Earnings Power $62bn $77bn AUM Private Markets Growing as a Percentage 54% 65% Private Markets % of FPAUM Shifting Towards Direct- Oriented Strategies 39% 52% Direct-Oriented Strategies % of Private Markets AUM Operating Leverage in Business 31% 38% LTM FRE Margin Carried Interest Earnings Potential Increasing $133mm $373mm Firm Share of Carried Interest Balance

GCM GROSVENOR | 7 The Majority of Investors Plan to Maintain or Increase Target Allocation to Alternative Investments Over the Longer Term Long Term Tailwinds for Alternatives Persist Source: Preqin Investor Outlook: Alternative Assets, H2 2023. 93% 76% 93% 84% 94% Private Equity Hedge Funds Infrastructure Real Estate Private Debt $10.1 $16.3 $24.5 2019 2023F 2028F Alternative Investments AUM ($T) +10% CAGR Source: Preqin, Future of Alternatives 2028.

GCM GROSVENOR | 8 Growing and Diversifying AUM and Earnings Power $61.9 $72.1 $73.7 $76.9 $4.7 $6.2 $5.0 $5.1 $25.2 $26.6 $23.0 $22.4 $9.2 $13.1 $16.6 $20.0 $22.8 $26.2 $29.1 $29.4 Private Equity Real Assets Absolute Return Strategies Other Q4 2020 Q4 2021 Q4 2022 Q4 2023 9% Private Equity CAGR (4)% Absolute Return Strategies CAGR 30% Real Assets CAGR AUM by Strategy (bn) 5. Other includes alternative credit and opportunistic strategies and is included in private markets CAGR. 8% CAGR 14% Private Markets CAGR 5 5

GCM GROSVENOR | 9 Diversified Fundraising Drives Stability & Growth $7.7 $7.0 $9.4 $7.8 $5.1 $0.5 $1.4 $1.0 $0.5 $0.2 $0.9 $1.4 $1.9 $0.5 $0.5 $1.7 $0.9 $1.6 $0.9 $0.6 $1.2 $3.5 $2.1 $2.7 $4.0 $3.0 $2.1 $3.1 0.8 Private Equity Infrastructure Real Estate Absolute Return Strategies Other 2019 2020 2021 2022 2023 6. Other includes alternative credit and opportunistic strategies. 48% Pensions 19% Corporation 10% Government/Sovereign Entity 6% Individual Investor 6% Financial Institutions 5% Insurance 6% Other 49% Americas 33% EMEA 18% APAC 2023 Fundraising 2023 Fundraising 6 Diversified by Strategy Diversified by Channel Diversified by Geography (bn) $1.5bn Q4 2023 Fundraising

GCM GROSVENOR | 10 $149.3 $169.4 $193.6 $213.7 2020 2021 2022 2023 7. Excludes catch up management fees and fund reimbursement revenue. 13% CAGR Growing Private Markets Business Private Markets Management Fees7 (mm) 65% Private Markets % of Total FPAUM $54bn Private Markets Total AUM $19bn Private Markets Fundraising in Last Three Years

GCM GROSVENOR | 11 $395 $776 133 373 262 403 Unrealized Carried Interest - Firm Share Unrealized Carried Interest - Non-Firm Share Q4 2020 Q4 2023 $131 $166 $479 31 73 269 100 93 210 Firm Share of Carried Interest by Vintage Year 2013 or Earlier 2014-2016 2017+ Unrealized Carried Interest by Vintage Year (mm)8 8. Represents consolidated view, including all NCI and compensation related awards. 137 programs with unrealized carried interest (mm) $ million 48% Firm Share 34% Firm Share 44% Firm Share 56% Firm Share 24% Firm Share Gr wing Carried Interest Earnings Power Total carried interest continues to experience strong growth, and the firm is keeping a larger share of that carry

GCM GROSVENOR | 12 $370 $395 $788 $789 $776 Gross Unrealized Carried Interest $111.7 $173.9 $75.2 $64.9 $52.8 $52.0 $2.6 $15.3 $58.9 $121.9 $72.6 $49.6 Performance Fees Carried Interest 2020 2021 2022 2023 Significant Embedded Value From Incentive Fees Unrealized Carried Interest vs Gross Incentive Fees (mm) 8. Represents consolidated view, including all NCI and compensation related awards. 9. See Notes towards the end of the document. Incentive Fee Revenue has Been Muted Despite Growth in Unrealized Carry... ...and Incentive Fee Earnings Power is Growing with Shift Towards Direct- Oriented Strategies 8 2019 2023 AUM Subject to Incentive Fees (bn) $39.9 $49.9 $52.2 $56.1 $14.4 $14.5 $12.4 $12.8 $25.5 $35.4 $39.8 $43.3 AUM Subject to Performance Fees AUM Subject to Carried Interest 2020 2021 2022 2023 +12% CAGR $28mm Run-rate annual performance fees9

GCM GROSVENOR | 13 Diverse Managers Energy Transition / Climate Essential Social Services Workforce Standards / Labor Impact Regionally Targeted / Inclusive Finance Other Sustainable Investments $15.7 bn $1.6 bn$6.4 bn $2.3 bn $0.7 bn$6.0 bn Growth in Sustainable and Impact Investments10 10-11. See Notes towards the end of the document. $26bn Sustainable Investing AUM11 Specialized Funds Customized Impact Solutions We work closely with clients to design and implement flexible solutions tailored to the theme most relevant to our clients and implement through a variety of investment types. Advance Fund II Infrastructure Advantage Fund II Elevate Fund

GCM GROSVENOR | 14 Adjusted Earnings Fee-Related Earnings (mm) Adjusted EBITDA (mm) Adjusted Net Income (mm) Longer-Term Trends $91.0 $103.2 91.0 103.2 2020 2023 $95.1 $139.9 2020 2023 $147.0 $162.2 2020 2023 10% 13%47% $94.4 $103.2 94.4 103.2 2022 2023 $128.5 $139.9 2022 2023 $149.3 $162.2 2022 2023 9% 9%9%

Key Long-Term Growth Drivers

1. Scaling Core Capabilities

Client Retention & Compound Capital

Approximately
90%
Private Markets Re-Up Rate[12]

Opportunity to Grow Absolute Return Strategies FPAUM From Compounding

Expand Client Relationships

50%+
Of top clients are invested in more than 1 vertical[13]

Scale Specialized Funds

+44%
Specialized Fund AUM growth since end of 2020

2. Planting Seeds for Future Growth[14]

Individual Investor & Insurance

$3.5bn
Raised in channels in last three years

Real Assets

$11.6bn
Raised for real assets in last three years

Direct-Oriented Strategies

$11.6bn
Raised for Private Markets direct-oriented strategies in last three years

3. Improving Earnings Quality and Power

Business Shifting Towards Private Markets

65%
Private Markets % of FPAUM

Margin Expansion

~700bps
2023 vs. 2020 margin expansion

Growth in Incentive Fee Opportunity

$373mm
Firm share of carried interest balance

$28mm
Run-rate annual performance fees[9]

9, 12-14. See Notes towards the end of the document.

GCM GROSVENOR | 15

GCM GROSVENOR | 16 Supplemental Information

Selected Private Markets Specialized Funds

RECENTLY CLOSED FUNDS

FUND NAME	ASSET CLASS	DESCRIPTION	VINTAGE YEAR[15]	CLOSED SIZE (mm)
Co-Investment Opportunities II (GCF II)	Private Equity	Single point of entry to a diversified portfolio of middle market private equity co-investments	2018	$539
Advance Fund I (Advance I)	Private Equity	Diversified portfolio of private equity investments sponsored or managed by diverse and women managers	2019	$770
Secondaries Opportunities Fund III (GSF III)	Private Equity	Diversified portfolio of LP and GP-led secondaries with middle market sponsors	2020	$972
Infrastructure Advantage Fund I (IAF I)	Infrastructure	Direct infrastructure fund focused on investments that have a significant effect on local labor forces and economies	2018	$893
Customized Infrastructure Strategies III (CIS III)	Infrastructure	Portfolio of global infrastructure assets constructed by partnering with world class infrastructure sponsors	2021	$882

FUNDS CURRENTLY IN MARKET

FUND NAME	ASSET CLASS	DESCRIPTION	VINTAGE YEAR[15]	CLOSED THROUGH Q4'23 (mm)
Multi-Asset Class Fund III (MAC III)[16]	Multi-Asset Class	Opportunistic direct and co-investments leveraging sponsor relationships across the firm's investment platform	2021	$845
Co-Investment Opportunities II (GCF III)	Private Equity	Single point of entry to a diversified portfolio of middle market private equity co-investments	2022	$224
Elevate Fund (Elevate)	Private Equity	Seeding fund targeting minority partnership interests in small, emerging, and diverse middle market buyout firms	2022	$505
Infrastructure Advantage Fund II (IAF II)	Infrastructure	Direct infrastructure fund focused on investments that have a significant effect on local labor forces and economies	2023	$526
Strategic Credit Fund II (SCF II)	Credit	Opportunistic credit fund with flexibility to invest through direct and co-investments.	2023	$85
Advance Fund II (Advance II)	Private Equity	Diversified portfolio of private equity investments sponsored or managed by diverse and women managers	2023	$70

15. Vintage Year represents year of each fund's first close.
16. MAC III held its final close in September 2023. We remain in ongoing discussions with certain investors regarding a sidecar that would invest in parallel to the main fund.

GCM GROSVENOR | 17

GCM GROSVENOR | 18 17. Reflects GAAP cash including $5 million of cash held at consolidated carry plan entities. 18. Represents firm share of Net Asset Value as of December 31, 2023. 19. Debt principal at pricing of Term SOFR (+ 11bps benchmark replacement adjustment) + 250bps as of December 31, 2023, subject to a Term SOFR floor of 50bps. 20. Warrants strike at $11.50 and are subject to early redemption or exercise at $18.00 per share. • In accordance with the firm's $115 million stock repurchase authorization, GCM Grosvenor repurchased $30 million of Class A common stock during the year ended December 31, 2023 ◦ $40 million remained in the approved share and warrant repurchase program as of December 31, 2023 ◦ The Board of Directors approved an incremental $25 million share repurchase authorization in February 2024 SUMMARY OF OWNERSHIP AS OF 12/31/23 (mm) Shares % Management Owned Shares 144.2 77 % Publicly Traded Shares 43.0 23 % Total Shares 187.2 100 % Warrants Outstanding20 17.7 Other Key Items KEY CASH, INVESTMENT AND DEBT METRICS AS OF 12/31/23 ($mm) Cash and Cash Equivalents17 $ 44 Investments18 184 Cash and Investments 228 Unrealized Carried Interest18 373 Cash, Investments and Unrealized Carried Interest18 601 Debt19 389 Drawn Revolving Credit Facility ($50 million available) 0

GAAP Statements of Income

$000, EXCEPT PER SHARE AMOUNTS AND WHERE OTHERWISE NOTED	THREE MONTHS ENDED		TWELVE MONTHS ENDED	
	DEC 31, 2022	DEC 31, 2023	DEC 31, 2022	DEC 31, 2023
Revenues				
Management fees	$ 91,587	$ 95,062	$ 367,242	$ 375,444
Incentive fees	7,203	20,019	75,167	64,903
Other operating income	1,038	1,475	4,121	4,652
Total operating revenues	99,828	116,556	446,530	444,999
Expenses				
Employee compensation and benefits	63,475	78,539	277,311	356,044
General, administrative and other	22,574	24,899	88,907	100,801
Total operating expenses	86,049	103,438	366,218	456,845
Operating income (loss)	13,779	13,118	80,312	(11,846)
Investment income	2,721	551	10,108	11,640
Interest expense	(6,642)	(5,720)	(23,314)	(23,745)
Other income (expense)	1,348	(603)	1,436	1,008
Change in fair value of warrant liabilities	2,679	(893)	20,551	1,429
Net other income (expense)	106	(6,665)	8,781	(9,668)
Income (loss) before income taxes	13,885	6,453	89,093	(21,514)
Provision for income taxes	2,478	1,881	9,611	7,692
Net income (loss)	11,407	4,572	79,482	(29,206)
Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	(576)	(473)	6,823	5,033
Less: Net income (loss) attributable to noncontrolling interests in GCMH	7,593	1,787	52,839	(47,013)
Net income attributable to GCM Grosvenor Inc.	$ 4,390	$ 3,258	$ 19,820	$ 12,774
Earnings (loss) per share of Class A common stock:				
Basic	$ 0.10	$ 0.08	$ 0.45	$ 0.30
Diluted	$ 0.05	$ —	$ 0.28	$ (0.28)
Weighted average shares of Class A common stock outstanding:				
Basic (in millions)	42.3	43.2	43.9	43.2
Diluted (in millions)	187.4	187.5	188.6	187.4

GCM GROSVENOR | 19

Summary of Non-GAAP Financial Measures[21]

$000, except per share amounts and where otherwise noted	THREE MONTHS ENDED		TWELVE MONTHS ENDED	
ADJUSTED EBITDA	DEC 31, 2022	DEC 31, 2023	DEC 31, 2022	DEC 31, 2023
Revenues				
Private markets strategies[1]	$ 50,685	$ 55,061	$ 197,267	$ 214,338
Absolute return strategies[1]	38,047	36,244	159,134	146,550
Management fees, net[1]	88,732	91,305	356,401	360,888
Administrative fees and other operating income	1,038	1,475	4,121	4,652
Fee-Related Revenue[1]	**89,770**	**92,780**	**360,522**	**365,540**
Less:				
Cash-based employee compensation and benefits, net[22]	(38,080)	(32,918)	(158,875)	(149,327)
General, administrative and other, net[23]	(18,814)	(19,530)	(73,134)	(76,271)
Fee-Related Earnings	**32,876**	**40,332**	**128,513**	**139,942**
Fee-Related Earnings Margin	***37%***	***43%***	***36 %***	***38 %***
Incentive fees:				
Performance fees	299	14,139	2,623	15,313
Carried interest	6,904	5,880	72,544	49,590
Incentive fee related compensation and NCI:				
Cash-based incentive fee related compensation	(821)	(8,451)	(11,001)	(15,628)
Carried interest compensation, net[24]	(4,117)	(3,622)	(41,868)	(28,553)
Carried interest attributable to noncontrolling interests	(1,263)	(1,092)	(8,411)	(5,095)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[25]	716	1,710	4,699	3,103
Interest income	611	505	787	2,021
Other (income) expense	9	14	(79)	109
Depreciation	364	314	1,540	1,383
Adjusted EBITDA	**35,578**	**49,729**	**149,347**	**162,185**
Adjusted EBITDA Margin	***37%***	***44%***	***34 %***	***38 %***
ADJUSTED NET INCOME PER SHARE				
Adjusted EBITDA	**35,578**	**49,729**	**149,347**	**162,185**
Depreciation	(364)	(314)	(1,540)	(1,383)
Interest expense	(6,642)	(5,720)	(23,314)	(23,745)
Adjusted Pre-Tax Income	**28,572**	**43,695**	**124,493**	**137,057**
Adjusted income taxes[2]	(6,626)	(11,260)	(30,127)	(33,853)
Adjusted Net Income	**21,946**	**32,435**	**94,366**	**103,204**
Adjusted shares outstanding (in millions)	187.4	188.8	188.6	188.2
Adjusted Net Income per Share - diluted	**$ 0.12**	**$ 0.17**	**$ 0.50**	**$ 0.55**

1-2, 21-25. See Notes towards the end of the document.

GCM GROSVENOR | 20

GCM GROSVENOR | 21 $000, except per share amounts and where otherwise noted DEC 31, 2022 DEC 31, 2023 Assets Cash and cash equivalents $ 85,163 $ 44,354 Management fees receivable 18,720 24,996 Incentive fees receivable 16,478 27,371 Due from related parties 13,119 13,581 Investments 223,970 240,202 Premises and equipment, net 4,620 7,378 Lease right-of-use assets 12,479 38,554 Intangible assets, net 3,940 2,627 Goodwill 28,959 28,959 Deferred tax assets, net 60,320 58,298 Other assets 21,165 18,623 Total assets 488,933 504,943 Liabilities and Equity (Deficit)   Accrued compensation and employee related obligations 89,325 98,561 Debt 387,627 384,727 Payable to related parties pursuant to the tax receivable agreement 55,366 53,759 Lease liabilities 15,520 41,481 Warrant liabilities 7,861 6,431 Accrued expenses and other liabilities 27,240 31,213 Total liabilities 582,939 616,172 Commitments and contingencies   Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 41,806,215 and 42,988,563 issued and outstanding as of December 31, 2022 and December 31, 2023, respectively 4 4 Class B common stock, $0.0001 par value, 500,000,000 authorized, none issued — — Class C common stock, $0.0001 par value, 300,000,000 authorized; 144,235,246 issued and outstanding as of December 31, 2022 and December 31, 2023 14 14 Additional paid-in capital — 1,936 Accumulated other comprehensive income 4,096 2,630 Retained earnings (23,934) (32,218) Total GCM Grosvenor Inc. deficit (19,820) (27,634) Noncontrolling interests in subsidiaries 67,900 59,757 Noncontrolling interests in GCMH (142,086) (143,352) Total deficit (94,006) (111,229) Total liabilities and equity (deficit) $ 488,933 $ 504,943 GAAP Balance Sheets

GCM GROSVENOR | 22 $000 THREE MONTHS ENDED TWELVE MONTHS ENDED DEC 31, 2022 SEP 30, 2023 DEC 31, 2023 DEC 31, 2022 DEC 31, 2023 Components of GAAP Employee Compensation and Benefits Cash-based employee compensation and benefits, net22 $ 38,080 $ 38,027 $ 32,918 $ 158,875 $ 149,327 Cash-based incentive fee related compensation 821 4,712 8,451 11,001 15,628 Carried interest compensation, net24 4,117 14,216 3,622 41,868 28,553 Partnership interest-based compensation 10,340 14,958 14,752 31,811 103,934 Equity-based compensation 9,530 3,437 17,622 30,721 50,667 Severance 445 1,121 943 1,647 6,826 Other non-cash compensation 179 381 242 1,336 1,157 Non-cash carried interest compensation (37) (439) (11) 52 (48) GAAP employee compensation and benefits $ 63,475 $ 76,413 $ 78,539 $ 277,311 $ 356,044 22, 24. See Notes towards the end of the document. Components of GAAP Expenses

GCM GROSVENOR | 23 $000 THREE MONTHS ENDED TWELVE MONTHS ENDED NET INCENTIVE FEES ATTRIBUTED TO GCM GROSVENOR DEC 31, 2022 SEP 30, 2023 DEC 31, 2023 DEC 31, 2022 DEC 31, 2023 Incentive fees: Performance fees $ 299 $ 661 $ 14,139 $ 2,623 $ 15,313 Carried interest 6,904 25,412 5,880 72,544 49,590 Total Incentive Fees $ 7,203 $ 26,073 $ 20,019 $ 75,167 $ 64,903 Less incentive fees contractually owed to others:         Cash carried interest compensation (4,080) (13,777) (3,611) (41,920) (28,505) Non-cash carried interest compensation (37) (439) (11) 52 (48) Carried interest attributable to other noncontrolling interest holders (1,263) (1,385) (1,092) (8,411) (5,095) Firm share of incentive fees 1,823 10,472 15,305 24,888 31,255 Less: Cash-based incentive fee related compensation (821) (4,712) (8,451) (11,001) (15,628) Net incentive fees attributable to GCM Grosvenor $ 1,002 $ 5,760 $ 6,854 $ 13,887 $ 15,627 % of Firm Share of Incentive Fees 55% 55% 45% 56% 50 % Reconciliation to Non-GAAP Metrics

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
ADJUSTED PRE-TAX INCOME & ADJUSTED NET INCOME	DEC 31, 2022	SEP 30, 2023	DEC 31, 2023	DEC 31, 2022	DEC 31, 2023
Net income attributable to GCM Grosvenor Inc.	**$ 4,390**	**$ 5,898**	**$ 3,258**	**$ 19,820**	**$ 12,774**
Plus:					
Net income (loss) attributable to noncontrolling interests in GCMH	7,593	10,385	1,787	52,839	(47,013)
Provision for income taxes	2,478	3,339	1,881	9,611	7,692
Change in fair value of derivatives	—	—	—	—	—
Change in fair value of warrant liabilities	(2,679)	352	893	(20,551)	(1,429)
Amortization expense	579	328	328	2,316	1,313
Severance	445	1,121	943	1,647	6,826
Transaction expenses[26]	1	(441)	127	2,051	6,445
Loss on extinguishment of debt	—	—	—	—	—
Changes in tax receivable agreement liability and other[27]	(536)	335	2,245	(241)	3,048
Partnership interest-based compensation	10,340	14,958	14,752	31,811	103,934
Equity-based compensation	9,530	3,437	17,622	30,721	50,667
Other non-cash compensation	179	381	242	1,336	1,157
Less:					
Unrealized investment income, net of noncontrolling interests	(3,711)	(2,152)	(372)	(6,919)	(8,309)
Non-cash carried interest compensation	(37)	(439)	(11)	52	(48)
Adjusted Pre-Tax Income	**28,572**	**37,502**	**43,695**	**124,493**	**137,057**
Less:					
Adjusted income taxes[2]	(6,626)	(9,075)	(11,260)	(30,127)	(33,853)
Adjusted Net Income	**$ 21,946**	**$ 28,427**	**$ 32,435**	**$ 94,366**	**$ 103,204**

2, 26-27. See Notes towards the end of the document.

GCM GROSVENOR | 24

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
ADJUSTED EBITDA	DEC 31, 2022	SEP 30, 2023	DEC 31, 2023	DEC 31, 2022	DEC 31, 2023
Adjusted Net Income	**$ 21,946**	**$ 28,427**	**$ 32,435**	**$ 94,366**	**$ 103,204**
Plus:					
Adjusted income taxes[2]	6,626	9,075	11,260	30,127	33,853
Depreciation expense	364	370	314	1,540	1,383
Interest expense	6,642	5,688	5,720	23,314	23,745
Adjusted EBITDA	**$ 35,578**	**$ 43,560**	**$ 49,729**	**$ 149,347**	**$ 162,185**
FEE-RELATED EARNINGS					
Adjusted EBITDA	**35,578**	**43,560**	**49,729**	**149,347**	**162,185**
Less:					
Incentive fees	(7,203)	(26,073)	(20,019)	(75,167)	(64,903)
Depreciation expense	(364)	(370)	(314)	(1,540)	(1,383)
Other non-operating income	(620)	(439)	(519)	(708)	(2,130)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[25]	(716)	(554)	(1,710)	(4,699)	(3,103)
Plus:					
Incentive fee-related compensation	4,938	18,928	12,073	52,869	44,181
Carried interest expense attributable to redeemable noncontrolling interest holder	—	—	—	—	—
Carried interest attributable to other noncontrolling interest holders	1,263	1,385	1,092	8,411	5,095
Fee-Related Earnings	**$ 32,876**	**$ 36,437**	**$ 40,332**	**$ 128,513**	**$ 139,942**
FEE-RELATED REVENUE					
Total Operating Revenues	**$ 99,828**	**$ 121,714**	**$ 116,556**	**$ 446,530**	**$ 444,999**
Less:					
Incentive fees	(7,203)	(26,073)	(20,019)	(75,167)	(64,903)
Fund reimbursement revenue	(2,855)	(3,658)	(3,757)	(10,841)	(14,556)
Fee-Related Revenue	**$ 89,770**	**$ 91,983**	**$ 92,780**	**$ 360,522**	**$ 365,540**

2, 25. See Notes towards the end of the document.

GCM GROSVENOR | 25

GCM GROSVENOR | 26 $000, except per share amounts and where otherwise noted THREE MONTHS ENDED TWELVE MONTHS ENDED ADJUSTED NET INCOME PER SHARE DEC 31, 2022 SEP 30, 2023 DEC 31, 2023 DEC 31, 2022 DEC 31, 2023 Adjusted Net Income $ 21,946 $ 28,427 $ 32,435 $ 94,366 $ 103,204 Weighted-average shares of Class A common stock outstanding - basic (in millions) 42.3 43.5 43.2 43.9 43.2 Exchange of partnership units (in millions) 144.2 144.2 144.2 144.2 144.2 Assumed vesting of RSUs - incremental shares under the treasury stock method (in millions) 0.9 0.3 — 0.5 — Weighted-average shares of Class A common stock outstanding - diluted (in millions) 187.4 188.0 187.5 188.6 187.4 Effective RSUs, if antidilutive for GAAP (in millions) — — 1.3 — 0.8 Adjusted shares - diluted (in millions) 187.4 188.0 188.8 188.6 188.2       Adjusted Net Income Per Share - diluted $ 0.12 $ 0.15 $ 0.17 $ 0.50 $ 0.55 Note: Amounts may not foot due to rounding. Reconciliation to Adjusted Net Income Per Share

GCM GROSVENOR | 27 $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (October 1, 2023) $ 39,554 $ 21,414 $ 60,968 $ 7,056   $ 75,974 Contributions from CNYFPAUM 617 20 637   Contributions from New Capital Raised 254 161 415   Withdrawals (137) (651) (788)   Distributions (254) (109) (363)   Change in Market Value 76 535 611   Foreign Exchange and Other 159 44 203   End of Period Balance (December 31, 2023) $ 40,269 $ 21,414 $ 61,683 $ 7,304   $ 76,908 % Change 2% 0% 1% 4%   1 % Three Months Ended December 31, 2023 Twelve Months Ended December 31, 2023 Change in FPAUM and AUM $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (January 1, 2023) $ 36,876 $ 21,980 $ 58,856 $ 7,603   $ 73,667 Contributions from CNYFPAUM 2,485 54 2,539   Contributions from New Capital Raised 2,000 443 2,443   Withdrawals (205) (2,365) (2,570)   Distributions (1,006) (167) (1,173)   Change in Market Value 239 1,583 1,822   Foreign Exchange and Other (120) (114) (234)   End of Period Balance (December 31, 2023) $ 40,269 $ 21,414 $ 61,683 $ 7,304   $ 76,908 % Change 9% -3% 5% -4%   4%

Management Fee Detail[1]

$000	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
MANAGEMENT FEES	DEC 31, 2022	SEP 30, 2023	DEC 31, 2023	DEC 31, 2022	DEC 31, 2023
Private Markets					
Specialized Funds	$ 19,616	$ 21,117	$ 20,971	$ 73,656	$ 81,460
Average Fee Rate[28]	*0.78 %*	*0.79 %*	*0.77 %*	*0.79 %*	*0.80 %*
Customized Separate Accounts	31,069	33,380	34,090	123,611	132,878
Average Fee Rate	*0.46 %*	*0.46 %*	*0.46 %*	*0.48 %*	*0.46 %*
Private Markets Management Fees	**50,685**	**54,497**	**55,061**	**197,267**	**214,338**
Average Fee Rate - Private Markets[28]	*0.54 %*	*0.54 %*	*0.54 %*	*0.56 %*	*0.55 %*
Absolute Return Strategies Management Fees	**38,047**	**36,418**	**36,244**	**159,134**	**146,550**
Average Fee Rate - Absolute Return Strategies (Management Fee Only)	*0.68 %*	*0.68 %*	*0.68 %*	*0.68 %*	*0.68 %*
Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run Rate Performance Fee at End of Period)[29]	*0.80 %*	*0.77 %*	*0.79 %*	*0.79 %*	*0.79 %*

1. Excludes fund reimbursement revenue.
28. Average fee rate excludes effect of catch-up management fees.
29. The run rate on annual performance fees reflects potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The metric is calculated as the actual management fees during the period, plus the run rate performance fee from the end of the period, divided by the average fee-paying AUM over the period.

GCM GROSVENOR | 28

Private Markets Strategies Performance Metrics

Realized and Partially Realized Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTEMNT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[30]	$ 13,396	$ 14,652	$ 24,167	$ 2,742	1.84	13.7 %	10.5 %	S&P 500
Secondaries Investments[31]	554	485	630	195	1.70	19.1 %	12.1 %	S&P 500
Co-Investments/Direct Investments[32]	3,403	3,255	5,517	1,245	2.08	21.9 %	16.1 %	S&P 500
Infrastructure[33]	3,062	3,097	4,084	1,300	1.74	12.6 %	6.7 %	MSCI World Infrastructure
Real Estate[34]	639	658	920	47	1.47	16.8 %	12.0 %	FNERTR Index
Sustainable and Impact Investments								
Diverse Managers[35]	2,454	2,599	3,685	1,800	2.11	22.9 %	14.6 %	S&P 500
Infrastructure Advantage Strategy	$ —	$ —	$ —	$ —	N/A	N/A	N/A	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2023. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

30-35. See Notes towards the end of the document.

GCM GROSVENOR | 29

Private Markets Strategies Performance Metrics

All Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTEMNT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[30]	$ 24,392	$ 22,956	$ 27,370	$ 10,253	1.64	12.7 %	10.6 %	S&P 500
Secondary Investments[31]	1,970	1,783	958	1,645	1.46	16.9 %	10.5 %	S&P 500
Co-Investments/Direct Investments[32]	7,932	7,523	5,783	6,966	1.69	18.2 %	13.0 %	S&P 500
Infrastructure[33]	9,684	8,235	5,140	6,129	1.37	9.9 %	3.8 %	MSCI World Infrastructure
Real Estate[34]	4,431	3,278	1,707	2,152	1.18	9.0 %	1.4 %	FNERTR Index
Multi-Asset Class Programs	3,228	3,217	1,873	2,349	1.31x	15.7 %	N/A	N/A
Sustainable and Impact Investments								
Diverse Managers[35]	11,163	9,192	5,319	9,481	1.61	18.3 %	11.5 %	S&P 500
Infrastructure Advantage Strategy	$ 891	$ 771	$ 23	$ 997	1.32	14.6 %	(2.3)%	MSCI World Infrastructure

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through September 30, 2023. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

30-35. See Notes towards the end of the document.

GCM GROSVENOR | 30

GCM GROSVENOR | 31 AS OF DEC 31, 2023 THREE MONTHS ENDED ANNUALIZED RETURNS PERIODS ENDED DEC 31, 2023 Assets Under Management (bn) DEC 31, 2023 ONE YEAR THREE YEAR FIVE YEAR SINCE INCEPTION Gross Net Gross Net Gross Net Gross Net Gross Net Absolute Return Strategies (Overall) $ 22.4 2.9% 2.7% 8.0% 7.3% 2.9% 2.2% 5.8% 5.1% 6.8% 5.7 % GCMLP Diversified Multi-Strategy Composite $ 10.8 2.8% 2.6% 8.9% 8.1% 3.1% 2.4% 6.3% 5.5% 7.7% 6.4 % Note: Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993. Absolute Return Strategies Performance

Notes

Data in the presentation is as of December 31, 2023 unless otherwise noted.

1. Excludes fund reimbursement revenue.

2. Reflects a corporate and blended statutory tax rate of 24.7% and 24.2% applied to Adjusted Pre-Tax Income for the years ended December 31, 2023 and 2022, respectively. The rate was adjusted from 24.5% to 24.2% in Q4 2022, and from 24.2% to 24.7% in Q4 2023. The 24.7% and 24.2% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 3.7% and 3.2%, respectively.

3. Employee data as of January 1, 2024. Individuals with dual responsibilities are counted only once.

4. AUM as of December 31, 2023. Sustainable / Impact and Alternative Credit Investments overlap with investments in other strategies.

9. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The majority of run-rate annual performance fees relate to ARS.

10. Sustainable and Impact Investments AUM as of December 31, 2023. AUM related to certain Sustainable and Impact investments includes mark-to-market changes for funds that charge management fees based on commitments. Such increases in AUM do not increase FPAUM or revenue. The data regarding sustainable themes presented above and otherwise contained herein is based on the assessment of each such investment by GCM Grosvenor investment team members. The relevant investments are placed into categories that are generally consistent with the categories presented in the UN PRI Impact Investing Market Map. Primary fund assessments are based on whether a significant part of the expected strategy of the primary fund falls into a sustainable category. Co-investment categorizations are based either on categories represented by the co-investment sponsor or the underlying portfolio company. Diverse Manager investments include investments managed by or sponsored by a diverse manager, based on GCM Grosvenor's definition of a diverse manager, which is determined by thresholds of manager economic ownership by diverse parties (race, gender, sexual orientation, veterans, disabled persons). There is significant subjectivity in placing an investment in a particular category, and conventions and methodologies used by GCM Grosvenor in categorizing investments and calculating the data presented may differ from those used by other investment managers. Additional information regarding these conventions and methodologies is available upon request.

11. Some investments are counted in more than one sustainable category.

12. For Private Markets customized separate accounts from January 1, 2018 through December 31, 2023.

13. Based on 50 largest clients by AUM as of December 31, 2023.

14. Last three years fundraising through December 31, 2023.

21. Adjusted EBITDA and Adjusted Net Income per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric.

22. Excludes severance expenses of $0.4 million, $1.1 million and $0.9 million for the three months ended December 31, 2022, September 30, 2023 and December 31, 2023, respectively, and $1.6 million and $6.8 million for the years ended December 31, 2022 and 2023, respectively.

23. General, administrative and other, net is comprised of the following:

$000	THREE MONTHS ENDED		TWELVE MONTHS ENDED	
COMPONENTS OF GENERAL, ADMINISTRATIVE AND OTHER, NET	DEC 31, 2022	DEC 31, 2023	DEC 31, 2022	DEC 31, 2023
General, administrative and other	$ (22,574)	$ (24,899)	$ (88,907)	$ (100,801)
Plus:				
Transaction expenses	1	127	2,051	6,445
Fund reimbursement revenue	2,855	3,757	10,841	14,556
Amortization expense	579	328	2,316	1,313
Non-core items	325	1,157	565	2,216
Total general, administrative and other, net	$ (18,814)	$ (19,530)	$ (73,134)	$ (76,271)

GCM GROSVENOR | 32

GCM GROSVENOR | 33 24. Excludes immaterial impacts of non-cash carried interest compensation. s immaterial. 25. Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as a from dividends or distributions. 26. Represents expenses incurred in 2022 and 2023 expenses related to contemplated corporate transactions. 27. For the three months and year ended December 31, 2023, includes $0.9 million and $1.2 million, respectively, of New York office relocation costs. 30. Reflects primary fund investments since 2000. Excludes certain private markets credit fund investments outside of private equity programs. 31. GCM Grosvenor established a dedicated private equity secondaries vertical in September 2014. Track record reflects all secondaries investments since the new vertical was formed. 32. GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy in December 2008. Track record reflects co-investments/direct investments made since 2009. 33. Reflects infrastructure investments since 2006. Infrastructure investments exclude labor impact investments. 34. Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy. 35. Since 2007. Notes (Continued)

GCM GROSVENOR | 34 Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to GCMH, excluding (b) provision (benefit) for income taxes, (c) changes in fair value of derivatives and warrant liabilities, (d) amortization expense, (e) partnership interest-based and non-cash compensation, (f) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (g) unrealized investment income, (h) changes in tax receivable agreement liability and (i) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions, employee severance, and New York office relocation costs. Adjusted Net Income represents Adjusted Pre-Tax Income fully taxed at each period's blended statutory tax rate. Adjusted Net Income Per Share is a non-GAAP measure that is calculated by dividing Adjusted Net Income by adjusted shares outstanding. Adjusted shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc., the dilution from outstanding warrants for Class A common stock of GCM Grosvenor Inc. and the dilution from outstanding equity-based compensation. We believe adjusted net income per share is useful to investors because it enables them to better evaluate per-share performance across reporting periods. Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of fund expense reimbursements. We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results. Fee-Related Revenue ("FRR") is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees and (b) fund reimbursement revenue. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability. Fee-Related Earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees and related compensation and (b) other non-operating income, and to include depreciation expense. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. FRE Margin represents FRE as a percentage of our management fee and other operating revenue, net of fund expense reimbursements. Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

GCM GROSVENOR | 35 Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM") is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Contracted, Not Yet Fee-Paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years. New Capital Raised is new limited partner commitments where fees are charged immediately at the initial commitment date. Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP ("LLLP" or "GCMH"), an Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. GCM Grosvenor Inc. was incorporated in Delaware as a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP, formed for the purpose of completing the Transaction. Pursuant to the Transaction, Grosvenor Capital Management Holdings, LLLP cancelled its shares in GCM Grosvenor Inc. no longer making GCM Grosvenor Inc. a wholly owned subsidiary of Grosvenor Capital Management Holdings, LLLP. NM Not Meaningful Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (continued)

GCM GROSVENOR | 36 Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non- recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non GAAP financial measures is included. Share Repurchase Plan Authorization In February 2024, GCM Grosvenor's Board of Directors increased the firm's existing share repurchase authorization by $25 million, from $115 million to $140 million. The share repurchase plan may be used to repurchase outstanding Class A common stock and warrants in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity- based awards granted under the Company's Amended and Restated 2020 Incentive Award Plan (and any successor equity plan thereto). The company is not obligated under the terms of the plan to repurchase any of its Class A common stock or warrants, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the company at any time without prior notice. Any outstanding shares of Class A common stock and any warrants repurchased as part of this plan will be canceled. Disclosures